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                                                                    Exhibit 21.1




                LIST OF SUBSIDIARIES OF COLE NATIONAL GROUP, INC.


                          State of               Names Subsidiaries
Corporation Name          Incorporation          Do Business Under
----------------          -------------          -----------------

COLE VISION
-----------

Bay Cities Optical        California             Montgomery Ward Vision
Company                                          Center

Cole Lens Supply,         Delaware               Contact Lens Supply
Inc.                                             Content Lens Supply Co.

Cole Vision               Delaware               Sears Optical
Corporation                                      Elder-Beerman Optical
                                                 Montgomery Ward vision
                                                 Center
                                                 BJ's Optical Department
                                                 Phar-Mor Optical
                                                 Target Optical
                                                 Optical Factory Outlet

Cole Vision Canada,       New Brunswick,         Sears Optical Vision
Inc.                      Canada                 Club

Cole Vision               Delaware
Services, Inc.

Western States            Washington             Sears Optical
Optical, Inc.

COLE GIFT
---------

Cole Gift Centers,        Delaware               Keys N'Engraved Gifts
Inc.                                             The Keyshop
                                                 The Keyshop (at Sears,
                                                 Venture and Montgomery
                                                 Ward)
                                                 The Gift Center
                                                 The Gift Center at Sears
                                                 Keys N'Things

Things Remembered,        Delaware               Things Remembered
Inc.                                             Things Remembered-
                                                 Engraved Gifts
                                                 Things Engraved
                                                 HQ Gifts
                                                 Gifts Remembered



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                          State of               Names Subsidiaries
Corporation Name          Incorporation          Do Business Under
----------------          -------------          -----------------

OTHER
-----

Cole Management           Delaware
Services, Inc.


PEARLE
------

Pearle, Inc.              Delaware

Pearle Service            Delaware
Corporation

Pearle VisionCare,        California             Pearle Vision (HMO)
Inc.

Pearle Vision             Commonwealth           Pearle Vision Center
Center of Puerto          of Puerto Rico         Pearle Vision Express
Rico, Inc.                                       Pearle Express

Pearle Vision             Ontario,               Pearle Vision Center
Center Canada             Canada
Limited

Pearle Vision, Inc.       Delaware               Pearle Vision
                                                 Pearle Vision Center
                                                 Pearle Vision Express
                                                 Pearle Eyelab Express
                                                 Pearle Eye-Tech Express
                                                 Pearle Express

Pearle Vision             Texas
Managed Care HMO of
Texas, Inc.


AMERICAN VISION
---------------
American Vision
Centers, Inc.             Delaware               American Vision Centers
                                                 Eyes First

American Vision           New York
Acquisition Corp.

AVC of New Jersey,        New Jersey             Eyes First
Inc.

American Vision           Illinois               American Vision Centers
Center of
Schaumburg, Inc.


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                          State of               Names Subsidiaries
Corporation Name          Incorporation          Do Business Under
----------------          -------------          -----------------

American Vision           New York               American Vision Centers
Center of Carle
Place, Inc.

American Vision           New York               American Vision Centers
Center of Commack,
Inc.

NuVision, Inc.            Michigan               NuVision


NUVISION
--------

Vision Maintenance        Michigan
Organization, Inc.

Bell Optical, Inc.        Michigan

FTH Corp.                 Michigan

NuVision West, Inc.       Michigan               NuVision


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